EXHIBIT 5.3

[Letterhead of Massey Energy Company]

April 19, 2006

Board of Directors

Massey Energy Company

4 North 4th Street

Richmond, Virginia 23219

Registration Statement on Form S-4 for Exchange of Outstanding

6.875% Senior Notes due 2013 for 6.875% Senior Notes due 2013

to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

I am Senior Corporate Counsel and Assistant Secretary for Massey Energy Company, a corporation organized under the laws of the State of Delaware (the “Company”), and in such capacity, have acted as counsel to the Company in connection with the Registration Statement on Form S-4 (Registration No. 333-131415) initially filed by the Company and A.T. Massey Coal Company, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“A.T. Massey”), and substantially all of the Company’s current operating subsidiaries (together with A.T. Massey, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on January 31, 2006 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register (i) $760,000,000 aggregate principal amount at maturity of 6.875% Senior Notes due 2013 (collectively, the “Exchange Notes”) issued by the Company on December 21, 2005, and (ii) the guarantees of the Company’s obligations under the Exchange Notes by the Guarantors (the “Guarantees”). The Exchange Notes are to be issued in exchange (the “Exchange Offer”) for an equal aggregate principal amount of unregistered 6.875% Senior Notes due 2013 (the “Old Notes”) and the guarantees of the Company’s obligations under the Old Notes by the Guarantors, issued on December 21, 2005, in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The Exchange Notes will be issued pursuant to the terms of an Indenture, dated as of December 21, 2005 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”). The terms of the Exchange Offer are described in the Registration Statement. The Guarantors identified on Schedule A attached hereto are hereinafter collectively referred to as the “Opinion Guarantors.”

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, I have relied upon, among other things, my examination of such records of the Company and the Opinion Guarantors and certificates of their officers and of public officials as I have deemed necessary.

For purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted to me as certified, photostatic or electronic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties, the validity and binding effect thereof and the enforceability of the parties’ obligations thereunder (other than the due authorization, execution and delivery of all documents by the Opinion Guarantors, the validity and binding effect thereof upon the Opinion Guarantors and the enforceability of the Opinion Guarantors’ obligations thereunder).

I am a member of the bar of the State of West Virginia and I do not purport to be an expert on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the laws of the State of West Virginia. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, I am of the opinion that the Guarantees have been duly authorized by the Opinion Guarantors.

I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. Hunton & Williams LLP, as counsel to the Company for the Exchange Offer, may rely upon this opinion for the purposes of its opinion, a copy of which has been delivered to you today, in connection with the Exchange Offer.

Very truly yours,

/s/ M. Shane Harvey

M. Shane Harvey, Esq.

Senior Corporate Counsel and

Assistant Secretary

SCHEDULE A

OPINION GUARANTORS

ALEX ENERGY, INC.

ARACOMA COAL COMPANY, INC.

BANDMILL COAL CORPORATION

BANDYTOWN COAL COMPANY

BARNABUS LAND COMPANY

BELFRY COAL CORPORATION

BEN CREEK COAL COMPANY

BIG BEAR MINING COMPANY

BIG SANDY VENTURE CAPITAL CORP.

BLACK KING MINE DEVELOPMENT CO.

BLUE RIDGE VENTURE CAPITAL CORP.

BOONE EAST DEVELOPMENT CO.

BOONE ENERGY COMPANY

BOONE WEST DEVELOPMENT CO.

CENTRAL WEST VIRGINIA ENERGY COMPANY

CERES LAND COMPANY

CLEAR FORK COAL COMPANY

CRYSTAL FUELS COMPANY

DEHUE COAL COMPANY

DELBARTON MINING COMPANY

DEMETER LAND COMPANY

DOUGLAS POCAHONTAS COAL CORPORATION

DUCHESS COAL COMPANY

EAGLE ENERGY, INC.

ELK RUN COAL COMPANY, INC.

FEATS VENTURE CAPITAL CORP.

GOALS COAL COMPANY

GREEN VALLEY COAL COMPANY

HAZY RIDGE COAL COMPANY

HIGHLAND MINING COMPANY

INDEPENDENCE COAL COMPANY, INC.

JACKS BRANCH COAL COMPANY

KANAWHA ENERGY COMPANY

LAXARE, INC.

LOGAN COUNTY MINE SERVICES, INC.

LYNN BRANCH COAL COMPANY, INC.

MARFORK COAL COMPANY, INC.

MASSEY COAL SERVICES, INC.

NEW MARKET LAND COMPANY

NEW RIVER ENERGY CORPORATION

NICCO CORPORATION

NICHOLAS ENERGY COMPANY

OMAR MINING COMPANY

PEERLESS EAGLE COAL CO.

PERFORMANCE COAL COMPANY

POWER MOUNTAIN COAL COMPANY

RAWL SALES & PROCESSING, CO.

ROBINSON-PHILLIPS COAL COMPANY

RUM CREEK COAL SALES, INC.

RUSSELL FORK COAL COMPANY

SHANNON-POCAHONTAS COAL CORPORATION

SHANNON-POCAHONTAS MINING COMPANY

SHENANDOAH CAPITAL MANAGEMENT CORP.

SPARTAN MINING COMPANY

ST. ALBAN’S CAPITAL MANAGEMENT CORP.

STIRRAT COAL COMPANY

SUPPORT MINING COMPANY

SYCAMORE FUELS, INC.

TALON LOADOUT COMPANY

THUNDER MINING COMPANY

TOWN CREEK COAL COMPANY

TUCSON LIMITED LIABILITY COMPANY

WHITE BUCK COAL COMPANY

WILLIAMS MOUNTAIN COAL COMPANY

WYOMAC COAL COMPANY, INC.